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                                                                   EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Tennessee National Corporation for the registration of 1,235,657 shares of its common stock and associated rights and to the incorporation by reference therein of our report dated March 19, 1993, with respect to the consolidated financial statements of Maryland National Mortgage Corporation for the year ended
December 31, 1992, included in Form 8-K, dated October 1, 1993, of First Tennessee National Corporation, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Baltimore, Maryland
October 26, 1994